                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Registration Statement Numbers 33-80417, 333-59441, 333-53753, 333-02979 and 333-39159 of Westinghouse Air
Brake Technologies Corporation Form S-8 of our report dated February 11, 1999 (March 2, 1999 as to Note 18) on the consolidated financial statements of MotivePower Industries, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Westinghouse Air Brake Technologies Corporation for the year ended December 31, 1999.




/s/ DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
March 28, 2000





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